[Translation]

                                                       Filed on October 26, 2004

To Whom It May Concern:
                       Company Name:  Hino Motors, Ltd.
                       Name and Title of Representative:
                          Shoji Kondo, President
                       Code Number: 7205
                          Securities exchanges throughout Japan
                       Name and Title of Contact Person:
                          Toshihisa Sakaki
                          General Manager, Corporate Communications Department,
                              Corporate Planning Division
                       Telephone Number: 03-5419-9320

                       Our Parent Company: Toyota Motor Corporation
                       Name and Title of Representative:
                          Fujio Cho, President
                       Code Number: 7203
                          Securities exchanges throughout Japan


                         Notice Concerning Amendments to
               the Business Performance Projections (Consolidated)

Based on recent movements in our business performance, we hereby make the following amendments to the business performance projections disclosed upon the announcement of the financial statements on April 27, 2004:

1. Amendments to the prospective figures of consolidated business performance for the interim period ending September 30, 2004 (from April 1, 2004 to September 30, 2004).

                                                         (In millions of yen, %)

--------------------------------------------------------------------------------
                                        Net sales    Ordinary      Interim net
                                                      income         income
-------------------------------------------------------------------------------
Previous projections (A)
(Announced on April 27, 2004)            480,000        11,900           3,700
-------------------------------------------------------------------------------
New projections (B)                      543,389        19,264           7,666
-------------------------------------------------------------------------------
Amount changed
(B - A)                                   63,389         7,364           3,966
-------------------------------------------------------------------------------
% of change                                13.2%         61.9%          107.2%
-------------------------------------------------------------------------------
(Reference)
Actual performance of Interim
period of FY2004 (from April 1,          502,340        23,199          13,946
2003 to September 30, 2003)
--------------------------------------------------------------------------------

2. Amendments to the prospective figures of full year consolidated business performance of Fiscal Year 2005 ending March 31, 2005 (from April 1, 2004 to March 31, 2005)



                                                         (In millions of yen, %)

--------------------------------------------------------------------------------
                                        Net sales    Ordinary           Net
                                                      income           income
-------------------------------------------------------------------------------
Previous projections (A)
(Announced on April 27, 2004)            980,000        30,400          16,400
-------------------------------------------------------------------------------
New projections (B)                    1,108,000        37,800          17,400
-------------------------------------------------------------------------------
Amount changed
(B - A)                                  128,000         7,400           1,000
-------------------------------------------------------------------------------
% of change                                13.1%         24.3%            6.1%
-------------------------------------------------------------------------------
Actual performance from April 1,
2003 to March 31, 2004 (FY2004)        1,051,586        44,566          34,023
--------------------------------------------------------------------------------

3. Reasons for the Amendments

   The prospective figures of the consolidated business performance of the Fiscal Year 2005 (the interim period and full year) were announced in April 2004. As the sales of trucks in Japan and vehicles produced on commission increased, the net sales are expected to increase by 13.2% for the interim period and by 13.1% for the full year, from the previously announced projected figures.

   Due to the increase in sales, both ordinary income and net income are expected to increase from the previously announced projected figures.